EXHIBIT 5


                            Arnall Golden Gregory LLP
                                 171 17th Street
                                   Suite 2100
                                Atlanta, GA 30363

                                                             DIRECT DIAL NUMBER
                                                                   404.873.8500
                                                               FACSIMILE NUMBER
                                                                   404.873.8501

                                November 14, 2005

SYSCO Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We opine with respect to SYSCO Corporation's ("SYSCO") registration of the offer and sale of:

     1. 2,800,000 shares of its Common Stock, $1.00 par value, pursuant to its 2005 Management Incentive Plan ("MIP"); and

     2. 550,000 shares of Common Stock, $1.00 par value, pursuant to its 2005 Non-Employee Directors Stock Plan ("Directors Plan")

on Registration Statement Form S-8 under the Securities Act of 1933, as amended ("Act").

     We have examined and relied upon corporate records, documents, certificates and other instruments and examined questions of law, as we have considered necessary or appropriate, for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery is a prerequisite to the effectiveness of such documents.

     Based upon the foregoing and subject to the foregoing, we advise that:

     1. The shares to be offered and sold pursuant to the MIP have been duly and validly authorized, and, upon receipt in full of the consideration provided in the MIP and issuance pursuant to a current prospectus in conformity with the Act, will be legally issued, fully paid and non-assessable; and
     2. The shares to be offered and sold pursuant to the Directors Plan have been duly and validly authorized, and, upon receipt in full of the consideration provided in the Directors Plan and issuance pursuant to

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          a current  prospectus  in  conformity  with the Act,  will be  legally issued, fully paid, and non-assessable.


     We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel." This consent is not be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                         /s/ ARNALL GOLDEN GREGORY LLP


                                        ARNALL GOLDEN GREGORY LLP